UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

Kellogg Company

(Exact name of Registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of Principal executive offices, including Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

a) On April 26, 2013, Kellogg Company held its Annual Meeting of Shareowners.

b) Gordon Gund, Mary Laschinger, Ann McLaughlin Korologos and Cynthia Milligan were re-elected for a three-year term.

Five matters were voted on at the 2013 Annual Meeting: the re-election of the four directors described in (b) above; an advisory resolution to approve executive compensation; approval of the Kellogg Company 2013 Long-Term Incentive Plan; the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013; and a Shareowner proposal to repeal the classified board. The final results of voting on each of the matters submitted to a vote of Shareowners are as follows.

1. Election of Directors	For	Withheld	Broker Non-Votes

Gordon Gund	283,465,469	5,482,127	36,077,043

Mary Laschinger	287,319,620	1,627,976	36,077,043

Ann McLaughlin Korologos	271,692,412	17,255,184	36,077,043

Cynthia Milligan	287,003,345	1,944,251	36,077,043

	For	Against	Abstentions	Broker Non-Votes
2. Advisory resolution to approve executive compensation	276,352,883	10,713,068	1,881,645	36,077,043

	For	Against	Abstentions	Broker Non-Votes
3. Approval of the Kellogg Company 2013 Long-Term Incentive Plan	263,123,845	24,948,649	875,102	36,077,043

	For	Against	Abstentions
4. Ratification of independent registered public accounting firm	322,577,417	1,912,181	535,041

	For	Against	Abstentions	Broker Non-Votes
5. Shareowner proposal to repeal classified board	149,855,663	138,028,830	1,063,103	36,077,043

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: April 30, 2013		/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Senior Vice President, General Counsel, Corporate Development and Secretary

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